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                                                                    EXHIBIT 99.4

                          WESTERN GAS RESOURCES, INC.

                           Offer for all Outstanding
                    10% Senior Subordinated Notes due 2009
                                in Exchange for
                    10% Senior Subordinated Notes due 2009,
                       Which Have Been Registered Under
                          the Securities Act of 1933,
                                  as Amended

To: Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

  Western Gas Resources, Inc. (the "Company") is offering, upon and subject to
the terms and conditions set forth in the Prospectus, dated      , 1999 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 10% Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933, as amended, for its outstanding 10% Senior Subordinated Notes due 2009 (the "Original Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated June 15, 1999, by and among the Company, Lance Oil & Gas Company, Inc., MIGC, Inc., Mountain Gas Resources, Inc., Pinnacle Gas Treating, Inc., Western Gas Resources--Texas, Inc., Western Gas Resources-- Oklahoma, Inc. and Western Gas Wyoming, L.L.C. and the initial purchasers referred to therein.

  We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

    1. Prospectus dated      , 1999;

    2. The Letter of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. Return envelopes addressed to Chase Bank of Texas, National Association, the Exchange Agent for the Exchange Offer.

  Your prompt action is requested. The Exchange Offer will expire at Midnight,
New York City time, on      , 1999, unless extended by the Company (the
"Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

  To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents should be sent to the Exchange Agent. Certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

  If a registered holder of Original Notes desires to tender, but such Original Notes are not immediately available, or time will not permit such holder's Original Notes or other required documents to reach the Exchange
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Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

  The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Chase Bank of Texas, National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          Western Gas Resources, Inc.

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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